                                                                   EXHIBIT 10.76

                           STOCK PURCHASE AGREEMENT


  THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is effective as of the 30/th/ day of September 1999, is made by and among Polyphase Corporation, a corporation duly organized and existing pursuant to the laws of the state of Nevada (hereinafter referred to as "Seller"), Polyphase Instrument Acquisition Corporation, a Pennsylvania corporation (hereinafter referred to as "Buyer"), and Polyphase Instrument Co, a corporation duly organized and existing pursuant to the laws of the Commonwealth of Pennsylvania (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

  WHEREAS, the Company is authorized to issue 20,000 shares of common stock, One Dollar ($1) par value per share, and

  WHEREAS, all of the issued and outstanding capital stock of the Company consists of 20,000 shares of common stock, One Dollar ($1) par value per share (the "Shares"), and

  WHEREAS, Seller is currently the owner of the Shares; and

  WHEREAS, Seller desires to sell, and Buyer desires to purchase the Shares for the consideration and on the terms set forth in this Agreement, and

  WHEREAS, the Board of Directors of the Seller and the Board of Directors of the Company believe it is in the best interest of the stockholders of each such corporation for Buyer to purchase and Seller to sell the Shares on the terms and conditions set forth herein.

  NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

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

                                   AGREEMENT

  The parties, intending to be legally bound, agree as follows:


1.   Sale and Transfer of Shares; Closing
     ------------------------------------

     1.1  Shares. Subject to the terms and conditions of this Agreement, at the
          ------
Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     1.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares will be Two Million Seven Hundred Eighty Thousand Dollars ($2,780,000), payable as follows:

          (a) $750,000 previously deposited with the Seller on June 30, 1999;
     and

          (b) $250,000 previously deposited with the Seller on September 30, 1999;

          (c) $1,780,000 to be paid as follows:

              (i)  $780,000 cash at Closing; and

              (ii) A subordinated promissory note (the "Note"), in the original principal amount of One Million Dollars ($1,000,000), in the form attached hereto as Exhibit "A." The promissory note shall bear interest at eight percent (8%) per annum. Payments of interest only shall begin on January 1, 2000 and be due quarterly in arrears until October 1, 2001, when interest, together with quarterly principal reductions in the amount of Fifty Thousand Dollars ($50,000) shall become payable with the final payment of principal and interest due and payable on the seventh year anniversary of the Closing Date. The Note shall be secured by a lien on the Shares being acquired by the Buyer, and by a lien on all of the assets of the Company. The Buyer's obligations under the Note shall be subordinate and subject in right of payment to the prior payment of the obligations of the Buyer under credit facilities provided to the Buyer and the Company by Sovereign Bank in an amount not to exceed One Million Three Hundred Seventy Five Thousand Dollars ($1,375,000), exclusive of interest and fees (the "Original Principal Amount") (the "Sovereign Credit Facility") and to all extensions, renewals and replacements of the Sovereign Credit Facility up to but not in excess of the Original Principal Amount (such extensions, renewals, and replacements collectively with the Sovereign Credit Facility, the "Senior Indebtedness"). All liens securing the obligations of the Buyer or the Company with respect to the Note shall also be subordinate and subject in right to the prior liens arising under the Senior Indebtedness. The Seller agrees to execute and deliver such documentation as may from time to time reasonably be requested by the holders of the Senior Indebtedness to confirm the terms of the subordination provided by this Section.

          1.3  Closing.  The purchase and sale (the "Closing") provided for in
               -------
     this Agreement will take place at the offices of Seller's attorney at 16901
     N. Dallas Parkway, Suite 230, Addison, Texas 75001 contemporaneously with the execution and delivery of this Agreement, or at such other time and place as the parties may agree (the "Closing Date"). Subject to the provisions of Section 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.4  Closing Obligations.  At the Closing:
          -------------------


          (a)  Seller will deliver to Buyer:

               (i) Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers);

               (ii) An assignment to Buyer in the form of Exhibit B-1 of all claims of any nature that Seller or any affiliate of Seller may have against the Company, Polyphase Haiti, S.A., or any of their directors, officers, employees, consultants, advisors, or representatives (collectively, the "Representatives") and an acknowledgement that, as a result of such assignment, Seller and its affiliates have no further claims against the Company, Polyphase Haiti, S.A., or their Representatives, except for any claims against the Company or the Buyer arising under the express provisions of this Agreement;

               (iii) A certificate of the Secretary of the Seller, certifying the adoption by the Seller's Board of Directors of resolutions approving the execution, delivery and performance of this Agreement by Seller;

               (iv) An assignment of all equity interests and other rights in Polyphase Haiti, S.A; and

               (v)    The documents required by Sections 6.2 and 6.3.
          (b)  Buyer will deliver to Seller:

               (i)    the remaining balance of the Purchase Price, as follows:

                      (a)  $780,000 cash; and

                      (b)  The Note.

               (ii) The Company's release of any claims for liability against Seller in the form attached hereto as Exhibit "B-2";

               (iii) Gus Monastero's release of any claims for liability against Seller in the form attached hereto as Exhibit "B-2";

               (iv) Keith Harper's release of any claims for liability against Seller in the form attached hereto as Exhibit "B-2";

               (v) Louis Monastero's release of any claims for liability against Seller in the form attached hereto as Exhibit "B-2" ;

               (vi) Donald Fields' release of any claims for liability against Seller in the form attached hereto as Exhibit "B-2";

               (vii) The guaranty of the Company in the form attached hereto as Exhibit "C";

               (viii) A security agreement securing the indebtedness evidenced by the Note executed by the Company in favor of Seller in the form attached hereto as Exhibit "D"; and

               (ix) A pledge agreement executed by the Buyer in favor of Seller pledging all of the Shares as security for the indebtedness evidenced by the Note in the form attached hereto as Exhibit "E".

2.   Representations and Warranties of Seller:
     -----------------------------------------

     Seller represents and warrants to Buyer as follows:

     2.1  Authority; No Conflict.
          ----------------------


          (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform this Agreement and has taken all corporate action necessary to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time);

             (i) Contravene, conflict with, or result in a violation of any provision of the certificate of incorporation or bylaws of the Seller or the Company;

             (ii) Contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any federal, state or local order, law, ordinance of regulation or any injunction, judgment, order or decree of any court, administrative agency or other governmental body to which the Seller, the Company, or any of their assets may be subject;

             (iii) Contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract applicable to the Company or the Seller; or

             (iv) Result in the imposition or creation of any charge, claim, lien, option, pledge, security interest or restriction of any kind upon or with respect to any of the assets owned or used by the Company.

          2.2       Capitalization.  The authorized capital stock of the Company
                    --------------
consists of 20,000 authorized shares of Common Stock, $1.00 par value per share, all of which shares are issued and outstanding. The Company has no other capital stock authorized, issued, or outstanding. The Seller owns beneficially and of record 100% of the issued and outstanding Shares.

          2.3  Filing of Tax Returns.  The Seller has timely filed with the
               ---------------------
Internal Revenue Service all Tax Returns in respect of Federal Income Taxes due with respect to the operations of the Company required to be filed through the date hereof. Such Tax Returns as filed are complete and accurate in all material respects. The Seller has not requested any extension of time within which to file Tax Returns in respect of any Taxes. The Seller has delivered to the Buyer complete and accurate copies of all Tax Returns of the Company required to be filed. For the purposes of this Section 2.3, the following terms shall have the following meanings:

               "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to the Internal Revenue Service, with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

               "Taxes" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

     2.4  Books and Records.  To the knowledge of the Seller the minute book of
          -----------------
the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Board of Directors of the Company.

     2.5  No Misstatements or Omissions.  No representation or warranty of
          -----------------------------
Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     2.6  Brokers or Finders.  Seller and its agents have incurred no obligation
          ------------------
or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Seller as a result of the action of Seller or its officers or agents.

3.   Representations and Warranties of Buyer.  Buyer represents and warrants to
     ---------------------------------------
Seller as follows:

     3.1  Authority; No Conflict.
          ----------------------
          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute, deliver and perform its obligations under this Agreement and has taken all corporate action necessary to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer.

          (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated by this Agreement by Buyer will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to:

             (i) any federal, state or local order, law, ordinance or regulation or injunction, judgment, order or decree of any court, administrative agency or other governmental body to which Buyer may be subject; or

            (ii) any agreement, contract, obligation, promise or undertaking to which Buyer is a party or by which Buyer may be bound.

          (c) Buyer is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     3.2  Investment in Shares.
          --------------------
          (a) Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933.

          (b) Buyer has received all information it believes necessary to make an informed decision about its acquisition of the Shares.

          (c) Buyer understands that the Shares are not registered under federal or state securities laws and may not be offered, sold, transferred or otherwise disposed of except pursuant to a registration statement or an exemption from registration under those laws.

     3.3  Certain Proceedings.  There is no pending proceeding against Buyer
          -------------------
that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To Buyer's knowledge, no such proceeding has been threatened.

     3.4  Brokers or Finders.   Buyer and its officers and agents have incurred
          ------------------
no obligation or liability, contingent or otherwise, for brokerage or finders' fee or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     3.5  Access and Investigation.  Buyer, its directors, officers and agents
          ------------------------
and prospective lenders and their representatives (collectively, "Buyer's Advisors") have had full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, and such financial, operating, and other date and information as Buyer deemed necessary.

     3.6  Seller's Contingent Liability.  On or before the expiration of sixty
          -----------------------------
days following the Closing, Buyer shall cause the Company to extinguish the indebtedness owed to third parties identified on Schedule 3.6 to this Agreement for which the Seller has contingent or direct liability. If Buyer is unable to retire all such indebtedness, Buyer shall cause Seller to be released from any and all liability with respect to all such indebtedness.

4.   Conditions Precedent to Buyer's Obligation to Close.
     ---------------------------------------------------

     Buyer's obligations to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part).

     4.1  Accuracy of Representations.  All of Seller's representations and
          ---------------------------
warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     4.2  Seller's Performance.
          --------------------

          (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and compiled with in all material respects.

          (b) Each document required to be delivered pursuant to Section 1.4 must have been delivered.

          4.3  No Proceedings.  Since the date of this Agreement, there must not
               --------------
have been with respect to Buyer (i) any effective injunction, writ, or temporary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed acquisition not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed acquisition, or to limit in any way Buyer's right to acquire the Company.

          4.4  Additional Documents.  Seller must have caused to be delivered to
               --------------------
Buyer such documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Seller, (ii) evidencing the performance by Seller, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by the Seller, or (iii) evidencing the satisfaction of any condition referred to in this
Section 4.

5.   Conditions Precedent to Seller's Obligation to Close.  Seller's obligations
     ----------------------------------------------------
to sell the Shares and to take the other actions required to be taken by Seller at the Closing are subject to the satisfaction, at or prior to the Closing, or each of the following conditions (any of which may be waived by Seller, in whole or in part).

          5.1  Accuracy of Representations.  All of Buyer's representations and
               ---------------------------
warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          5.2  Buyer's Performance.
               -------------------

        (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

        (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 1.4 and must have paid the remaining balance of the Purchase Price required to be made by Buyer pursuant to
     Section 1.4(b).

          5.3  Additional Documents.  Buyer must have caused to be delivered to
               --------------------
Seller such documents as Seller may reasonably request for the purposes of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or
(iii) evidencing the satisfaction of any condition referred to in this Section
5.

          5.4  No Proceedings.  Since the date of this Agreement, there must not
               --------------
have been with respect to Seller (i) any effective injunction, writ, or temporary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed acquisition not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed acquisition, or to limit in any way Seller's right to sell the Company.

6.   Tax Matters
     -----------

     6.1 Seller's Federal Income Tax Return. Seller and Buyer agree that the Company will be included in the consolidated Federal income tax return filed by Seller for the period through the Closing Date.

     6.2 Section 1445 Affidavit. Prior to or at the Closing, Seller shall furnish a non-foreign person affidavit as required by Section 1445 of the Code prior to the Closing.

     6.3 Section 338 (h)(10) Election. The Seller agrees to join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the capital stock of the Company hereunder. The Company shall prepare and the Purchaser, the Seller, and the Company shall execute at the Closing any and all forms necessary to effectuate the Section 338(h)(10) Election (including Internal Revenue Service Form 8023 and any similar forms under applicable state income tax law). The Seller shall pay any taxes attributable to the making of the Section 338(h)(10) Election.

     6.4 Allocation of Purchase Price. Each of the parties hereto agrees to the allocation of the consideration payable by the Buyer set forth in Schedule
                                                                      --------
6.4 of this Agreement.
---

7.   Termination.
     ------------

     7.1  Termination Events.  This Agreement may, by notice given prior to or
          ------------------
at the Closing, be terminated:

          (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

          (b)  by mutual consent of Buyer and Seller; or

          (c) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date of this Agreement is executed and delivered by both parties, or such later date as the parties may agree upon.

     7.2  Effect of Termination.  Each party's right of termination under
          ---------------------
Section 7.1 is in lieu of any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.1 and 8.2 will survive.

8.   Indemnification; Remedies.
     --------------------------

     8.1  Indemnification and Payment of Damages by Seller.  Seller will
          ------------------------------------------------
indemnify and hold harmless Buyer, the Company, and its respective directors, officers, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with the breach of any warranty, representation, covenant or agreement of Seller contained in this Agreement or in any certificate or instrument of conveyance delivered by or on behalf of the Seller in connection with the transactions contemplated by this Agreement.

     8.2  Indemnification and Payment of Damages by Buyer.  Buyer will indemnify
          -----------------------------------------------
and hold harmless Seller and its respective directors, officers, stockholders, controlling persons, and affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party claim, arising, directly or indirectly, from or in connection with the breach of any warranty, representation, covenant or agreement of Buyer of contained in this Agreement or in any certificate or instrument with the transactions contemplated by this Agreement.

     8.3  Time Limitations.  If the Closing occurs, neither party will have
          ----------------
liability (for indemnification or otherwise) with respect to any representation or warranty, unless on or before the 545th day following the Closing Date the other party notifies the party of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the other party; provided, that the limitation set forth in this Section 8.3 shall not apply to
(i) any liability for the breach of the representations and warranties contained in Section 2.2 or 2.6 or (ii) any liability under Section 8.1 or 8.2 for the breach of any covenant or agreement of Seller or Buyer.

     8.4  Procedure for Indemnification-Third Party Claims.
          ------------------------------------------------

          (a) Promptly after receipt by an indemnified party of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

          (b) If any proceeding referred to in Section 8.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of federal, state or local laws, orders, ordinances or regulations or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, at its own expense, participate in the defense, compromise, or settlement of such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent which may not be unreasonably withheld).

     8.5  Procedure for Indemnification-Other Claims.  A claim for
          ------------------------------------------
indemnification for any matter not involving a third party may be asserted by notice to the party from whom indemnification is sought.

9.   General Provisions.
     ------------------

     9.1  Expenses.  Except as otherwise expressly provided in this Agreement,
          --------
each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

     9.2  Public Announcements.  Except as required by law or on advice of
          --------------------
counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof. Notwithstanding the foregoing, either party shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law and (ii) such party has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

     9.3  Notices.  All notices, consents, waivers, and other communications
          -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier

(with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

               if to Buyer:

                         Polyphase Instrument Acquisition Corporation
                         175 Commerce Drive
                         Forth Washington, Pennsylvania 19034
                         Attention: Mr. Gus M. Monastero
                         Facsimile No.: 215-646-4911

               with a copy to:

                         Stuart M. Brown, Esquire
                         Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                         1835 Market Street
                         Philadelphia, Pennsylvania 19103
                         Facsimile No.: 215-665-8760

               if to the Company:

                         Polyphase Instrument Co.
                         175 Commerce Drive
                         Fort Washington, Pennsylvania 19034
                         Attention: Mr. Gus M. Monastero
                         Facsimile No.: 215-646-4911

               if to Seller:

                         Polyphase Corporation
                         4800 Broadway, Suite A
                         Addison, Texas 75001
                         Attention: President
                         Facsimile: 972-386-8008
               with a copy to:

                         Albert B. Greco, Jr., Esquire
                         Law Offices of Albert B. Greco, Jr.
                         16901 Dallas Parkway, Suite 230
                         Addison, Texas 75001
                         Facsimile No.: 972-818-7343

Any party may be given notice in accordance with this Section by any other party at another address or directed to another person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 9.3

     9.4  Jurisdiction; Service of Process.  Any action or proceeding seeking to
          --------------------------------
enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the state or federal courts located in the State of Texas, County of Dallas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.5  Further Assurances. Each party agrees (a) to furnish upon request to
          ------------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     9.6  Waiver.  The rights and remedies of the parties to this Agreement are
          ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     9.7  Entire Agreement and Modification.  This Agreement supersedes all
          ---------------------------------
prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     9.8  Assignments, Successors, and No Third-Party Rights.  No party may
          --------------------------------------------------
assign any of its rights under this Agreement without the prior consent of the other parties; provided, that Buyer may assign this Agreement and its rights
               --------
hereunder to the holders of the Senior Indebtedness without the consent of the Seller. Subject to the preceding sentence, this Agreement will apply to, be binding all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except for Section 8 hereinabove, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

     9.9  Severability.  If any provision of this Agreement is held invalid or
          ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     9.10 Section Heading, Construction.  The headings of Sections in this
          -----------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances required. Unless otherwise expressly provided the word "including" does not limit the preceding words or terms.

     9.11 Time of Essence. With regard to all dates and time periods set forth
          ---------------
or referred to in this Agreement, time is of the essence.

     9.12 Governing Law. This Agreement will be governed by the laws of the
          -------------
State of Texas without regard to conflicts of law principles, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern and in respect of such matters the parties hereby submit to the authority of the courts of such jurisdiction.

     9.13 Presumption Against Scrivener.  Each party waives the presumption that
          -----------------------------
this Agreement is presumed to be in favor of the party, which did not prepare it, in case of a dispute as to interpretation.

     9.14 Representation by Counsel. Each party acknowledges that it has had the
          -------------------------
opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing. The parties warrant and represent that they have consulted with their counsel concerning the execution, the meaning and the import of this Agreement, and each has read this Agreement and fully understands the terms hereof as signified by their signatures below, and are executing the same of their own free will for the purposes and consideration herein expressed. The parties warrant and represent that they have had sufficient time to consider whether to enter into this Agreement and that they are relying solely on their own judgment and the device of their own counsel in deciding to execute this Agreement.

     9.15 Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    Seller
                                    POLYPHASE CORPORATION


                                    ____________________________________
                                    By:  James Rudis
                                    Its: President

                                    Buyer
                                    POLYPHASE INSTRUMENT
                                    ACQUISITION CORPORATION


                                    ____________________________________
                                    By:  Gus M. Monastero
                                    Its: President

                                    The Company
                                    POLYPHASE INSTRUMENT CO.


                                    ____________________________________
                                    By:  Gus M. Monastero
                                    Its: President